AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                       ON October 3, 2001 REGISTRATION NO.
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               JUNUM INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                                                  84-1219819
-------------------------------                              -------------------
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)

        1590 CORPORATE DRIVE
        COSTA MESA, CALIFORNIA                               92626
       ---------------------------------------------- -------------------
       (ADDRESS OF PRINCIPAL                                (ZIP CODE)
        EXECUTIVE OFFICES)


             AMENDED AND RESTATED 2001 CONSULTANT COMPENSATION PLAN
                           --------------------------
                            (FULL TITLE OF THE PLAN)


                                    COPY TO:

                              DAVID B. COULTER, CEO
                               JUNUM INCORPORATED
                              1590 CORPORATE DRIVE
                          COSTA MESA, CALIFORNIA 92626
                                 (714) 979-5063
                          -----------------------------
                      (NAME, ADDRESS AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                          CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
  Title of Amount             Amount              Proposed Maximum            Proposed                Amount of
   Securities To               To Be               Offering Price         Maximum Aggregate         Registration
   Be Registered            Registered              per Share(1)          Offering Price(1)              Fee
-------------------------------------------------------------------------------------------------------------------
  Common Stock,          500,000(1)shares                $3.50(2)             $1,750,000                  $437.50
  $.01 par value



(1) A total of 2,000,000 shares are authorized for issuance under the Amended and Restated 2001 Consultant Compensation Plan, as amended; 1,500,000 of the Shares were previously registered on the Company's Registration Statements filed with the Commission on August 1, 2001, File No. 333-66400, May 1, 2001, File No. 333-59956, and on March 16,
         2001, File No. 333-56834, and on March 9, 2001, File No. 333-57118.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) on the average of the bid and ask price of the Registrant's Common Stock as reported on the OTC Bulletin Board on August 31, 2001, or $3.50 per share.

                                -----------------

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information.*
------            ----------------

Item 2.           Registrant Information and Employee Plan Annual Information.*
------            -----------------------------------------------------------

                  * Information required by Part I to be contained in the
         Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Certain Documents by Reference.
------            -----------------------------------------------

                  The following documents previously filed by Junum Incorporated, a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

                  (i) Annual Report on Form 10-K for the year ended December 31, 2000, including all amendments;

                  (ii) Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, including all amendments;

                 (iii) The description of the Registrant's Common Stock, $.01 per value (the "Common Stock"), set forth under the caption "Description of Common Stock" in the Company's Registration Statement on Form 8-A dated April 16, 1993 (which incorporates such description in the Company's Registration Statement on Form SB-2 (file no. 33-57998D), as filed with the Commission on March 29, 1993, as amended) and all amendments and reports filed thereafter for the purpose of updating such description.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, as amended, after the date of this Registration Statement and before the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities.
------            -------------------------

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.
------            --------------------------------------

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.
------            -----------------------------------------

         Section 145 of the General Corporation Law of Delaware permits a corporation to indemnify any person who was or is, or is threatened to be made a party to any threatened, pending or completed suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

         A corporation may indemnify against expenses (including attorney's fees) and, except for an action by or in the name of the corporation, against judgments, fines and amounts paid in settlement as part of such suit or proceeding. This applies only if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation. In addition, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

         In the case of an action by or in the name of the corporation, no indemnification of expenses may be made for any claim, as to which the person has been found to be liable to the corporation. The exception is if the court in which such action was brought determines that the person is reasonably entitled to indemnity for expenses.

         Section 145 of the General Corporation Law of Delaware further provides that if a director, officer, employee or agent of the corporation has been successful in the defense of any suit, claim or proceeding described above, he or she will be indemnified for expenses (including attorneys' fees) actually and reasonably incurred by him or her.

         The Company's Bylaws require the Company to indemnify the Company's directors and officers to the fullest extent authorized by the Delaware General Corporation Law or any other applicable law in effect. The Company's Certificate of Incorporation limits the personal liability of a director to the corporation or its stockholders to damages for breach of the director's fiduciary duty.

Item 7.           Exemption from Registration Claimed.
------            -----------------------------------

                  Not applicable.

Item 8.           Exhibits.
------            --------

                  See Index to Exhibits to this Form S-8, which is incorporated herein by reference.


Item 9.           Undertakings.
------            ------------

                  (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on October 2, 2001.

                                                JUNUM INCORPORATED


                                                By: /s/ DAVID B. COULTER
                                                    ----------------------------
                                                    David B. Coulter
                                                    Chairman of the Board and
                                                    Chief Executive Officer

                                POWER OF ATTORNEY
                                -----------------


                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David B. Coulter his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:




            Name                                         Title                           Date
            ----                                         -----                           ----

      /s/ DAVID B. COULTER                  Chairman of the Board and Chief          October 2, 2001
-------------------------------------       Executive Officer
         David B. Coulter


      /s/ ANDREEA PORCELLI                   Director                                October 2, 2001
-------------------------------------
        Andreea Porcelli


      /s/ STEVEN ROP                         Director                                October 2, 2001
-------------------------------------
         Steven Rop


      /s/ DANIEL MARTI                       Director                                October 2, 2001
-------------------------------------
         Daniel Marti



                                INDEX TO EXHIBITS
                                -----------------



Exhibit
Number            Exhibit
------            -------

4.1 Junum Incorporated 2001 Consultant Compensation Plan (incorporated herein by reference to The Registrant's Registration Statement on Form S-8 dated March 9, 2001, file no. 333-56834).

4.2 Junum Incorporated Amended and Restated 2001 Consultant Compensation Plan (incorporated herein by reference to the Registrant's Registration Statement on Form S-8 filed on March 16, 2001, SEC file no. 333-57118).

4.3 Junum Incorporated Amended and Restated 2001 Consultant Compensation Plan (incorporated herein by reference to the Registrant's Registration Statement on Form S-8 filed on May 1, 2001, SEC file no.333-59956).

4.4              Amendment No. 1 to the Junum Incorporated Amended and
                 Restated 2001 Consultant Compensation Plan (incorporated herein by reference to the Registrant's Registration Statement on Form S-8 filed on May 1, 2001, SEC file no.333-59956).

4.5              Amendment No. 2 to the Junum Incorporated Amended and
                 Restated 2001 Consultant Compensation Plan (incorporated herein by reference to the Registrant's Registration Statement on Form S-8 filed on August 1, 2001, SEC file no.333-66400).

4.6 Amendment No. 3 to the Junum Incorporated Amended and Restated 2001 Consultant Compensation Plan.

5.1              Opinion of Steve Zrenda.

23.1             Consent of Smith & Company, Certified Public Accountants.

23.2             Consent of Steve Zrenda, included in Exhibit 5.1.

24.1             Power of Attorney, included on the signature page.

EXHIBIT 4.5



                            AMENDMENT NO. 3 TO
              AMENDED AND RESTATED 2001 CONSULTANT COMPENSATION PLAN


This Amendment No. 3 (this "Amendment") to the Junum Incorporated (the "Company") Amended and Restated 2001 Consultant Compensation Plan effective as of January 12, 2001 (the "Plan") is made to be effective as of October 3, 2001. Unless otherwise indicated, certain capitalized terms used in this Amendment but not defined herein have the meanings ascribed to them in the Plan.

                                    RECITALS

A. Section 11 of the Plan provides, generally, that the Plan may be terminated or amended by the Company's Board of Directors (the "Board") in any respect at any time, except that no action of the Board, the Committee or the Company's stockholders may, without the consent of a Participant, alter or impair such Participant's rights under any Conditional Shares previously granted.

B. The Company desires and intends that certain sections and provisions of the Plan be amended to increase the maximum number of shares authorized for issuance under the Plan.

C. The Company's Board of Directors has duly approved this Amendment.

NOW, THEREFORE, the Plan is amended as follows:

1. The recitals set forth above are and for all purposes shall be interpreted as being an integral part of this Amendment and are incorporated in this Amendment by reference.

2. This Amendment is and shall be effective as of October 3, 2001.

3. The Plan hereby is amended as follows:

                          "5. Stock Subject to the Plan

         The stock, which may be awarded or sold pursuant to this Plan, shall be shares of Common Stock, including Common Stock issuable upon conversion of options, warrants or other convertible securities. When shares of Common Stock are awarded or sold, Junum may award or sell authorized but unissued Common Stock, or Junum may award or sell issued Common Stock held in its treasury. Each of the respective boards of Junum and all Subsidiaries involved in the award or sale will fund the Plan to the extent so required to provide Common Stock for the benefit of Participants. The total number of shares of Common Stock which may be granted or sold under this Plan shall not exceed 2,000,000 shares in the aggregate. Any shares awarded and later forfeited are again subject to award or sale under the Plan."


IN WITNESS WHEREOF, this Amendment has been executed to be effective as of the date first set forth above.


JUNUM INCORPORATED

/s/ DAVID B. COULTER
-----------------------------
David B. Coulter
Chief Executive Officer

EXHIBIT 5.1

                          STEPHEN A. ZRENDA, JR., P.C.
                         ATTORNEYS AND COUNSELORS AT LAW
                              2100 BANK ONE CENTER
                               100 NORTH BROADWAY
                       OKLAHOMA CITY, OKLAHOMA 73102-8601

                            Telephone (405) 235-2111
                           Telecopier: (405) 235-2157

Stephen A. Zrenda, Jr., Esquire                       Mark S. Edmondson, Esquire
E-mail: Zrendaesq@aol.com                     E-mail: Mark.Edmondson@2100law.com


                                 October 2, 2001

Junum Incorporated
1590 Corporate Drive
Costa Mesa, CA 92626


Gentlemen:

         We have acted as special counsel to Junum Incorporated (the "Company") to render a legal opinion regarding its Form S-8 Registration Statement to be filed with the Securities and Exchange Commission concerning its plan to issue its Common Stock, $.01 par value, to consultants to the Company.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, instruments and documents of the Company, certificates of public officials and of officers of the Company, and such other certificates, documents and records, and have made such other investigations, as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon such certificates of public officials and of such officers, such other certificates, documents and records, and upon the representations of such parties. In addition, we have assumed: (i) the genuineness of all signatures on all documents seen or reviewed by us, (ii) the authenticity of documents submitted to us as originals, and
(iii) the conformity with the original and certified copies of all documents submitted to us as copies and the authenticity of the originals thereof. We have also examined such matters of law and such additional matters of fact as we consider necessary or appropriate in connection with the opinions hereinafter expressed.

         Based on and subject to the foregoing, it is our opinion that:

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and

         2. Assuming the accuracy of the documents, representations and warranties of the Company, the offer, issuance and sale of the Common Stock of the Company to consultants under the terms and provisions of consulting agreements and other contracts that are duly authorized by the Board of Directors, will have been duly authorized and validly issued and will be fully paid and nonassessable.

Page 2
Junum Incorporated
October 2, 2001


         The opinions expressed herein are solely for your benefit in connection with the Form S-8 Registration Statement of the Company and may not be relied upon in any manner or for any purpose by any other person or entity without the prior written consent of this firm.

         We hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission as Exhibit 5.1 to the Form S-8 Registration Statement to be filed by the Company.

                                        Very truly yours,

                                        STEPHEN A. ZRENDA, JR., P.C.

                                        /S/ Stephen A. Zrenda, Jr.
                                        Stephen A. Zrenda, Jr.

EXHIBIT 23.1



                           SMITH & COMPANY LETTERHEAD
           A Professional Corporation of Certified Public Accountants

October 2, 2001

Board of Directors
Junum Incorporated
Costa Mesa, California


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants for Junum Incorporated, we hereby consent to the use of our report included in the annual report of such Company on Form 10-K for the six months ended December 31, 2000 and dated March 16, 2001, as an exhibit to the Company's S-8 Registration Statement dated October 2, 2001.


                                        /s/ Smith & Company
                                        Certified Public Accountants









         10 West 100 South, Suite 700 * Salt Lake City, Utah 84101-1554
             Telephone: (801) 575-8297 * Facsimile: (801) 575-8306
                          E-mail: smithco@dotplanet.com
          Members: American Institute of Certified Public Accountants
               * Utah Association of Certified Public Accountants